Exhibit 10.1

SEPARATION AGREEMENT

THIS SEPARATION AGREEMENT (this “Agreement”), dated as of August 4, 2025, is made by and between The RealReal, Inc., a corporation organized under the laws of the State of Delaware (together with its successors and assigns, the “Company”), and Chatelle Lynch (“Executive”).

WHEREAS, Executive is currently serving as the Chief People Officer of the Company;

WHEREAS, Executive’s position as Chief People Officer of the Company will terminate on the terms and conditions set forth herein, effective as of August 15, 2025, (the “Separation Date”);

WHEREAS, in furtherance of the foregoing, the Executive and the Company have reached an agreement with respect to all rights, duties and obligations arising between them, including, but not limited to, any rights, duties and obligations that have arisen or might arise out of or are in any way related to the Executive’s employment with the Company and the conclusion thereof.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION I

DEFINITIONS
For the purposes of this Agreement the following definitions shall apply:

I.1 “Accrued Obligations” means (a) any unpaid base salary through the Separation Date, payable within 30 days following the Separation Date, or on such earlier date as may be required by applicable law; (b) reimbursement for any unreimbursed business expenses incurred through the Separation Date, payable in accordance with the Company’s policy; and (c) all vested benefits under the Company’s retirement, health and welfare and equity-based employee benefit plans to which Executive is entitled, payable in accordance with the terms of such plan or program.

I.2 “Affiliate” means any entity controlled by, controlling, or under common control with, the Company.

I.3 “Board” means the Board of Directors of the Company.

I.4 “Cause” has the meaning set forth in the Severance Agreement.

Exhibit 10.1

I.5 “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time.

I.6 “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations issued thereunder.

I.7 “Severance Agreement” means the Severance and Change in Control Agreement between the Company and Executive, dated on or around October 29, 2024.

I.8 “Section 409A” means Section 409A of the Code and any regulations or other formal guidance promulgated thereunder.

SECTION II

SEPARATION BENEFITS

II.1 Resignation of Directorships. Effective as of the Separation Date, the Executive’s employment as Chief People Officer is terminated by the Company without Cause and the Executive hereby resigns from any other position that she may hold as an officer or director of any Affiliate. Such resignations are effectuated by virtue of the Executive signing this Agreement with the intention that no further documentation shall be required, however, the Executive shall, at the Company’s request, execute and deliver to the Company any additional documentation that may be required, under local law or otherwise, to effectuate such resignations.

II.2 Bonus; Equity Awards. In accordance with the terms of the Company’s annual executive bonus program, Executive acknowledges that she will not be entitled to receive any annual bonus in respect of the Company’s 2025 fiscal year as she will not be employed with the Company through the applicable payment date. All outstanding, unvested equity awards granted to Executive under any equity plan of the Company or its Affiliates are forfeited in accordance with the terms of the equity plan and the applicable award agreements.

II.3 Separation Benefits. Subject to and conditioned upon (A) the Executive’s continued compliance with the terms and conditions of this Agreement (including, without limitation, the Covenants (as defined in Section V below)), and (B) the Executive’s execution, concurrently with the execution of this Agreement, and non-revocation of the Release in accordance with Section III below, in addition to the Accrued Obligations, the Company will pay or provide the Executive with the following payments and benefits in accordance with the terms of the Severance Agreement (collectively, the “Separation Benefits”):

(a) Severance. Executive will be paid an amount equal to twelve (12) months of Executive’s annual salary in effect immediately prior to the Separation Date plus the target bonus. Such cash severance payment shall be made in a lump sum within sixty (60) days following the Separation Date.

Exhibit 10.1

(b) COBRA Equivalent. Whether or not Executive elects coverage under COBRA under any group health plan of the Company or an Affiliate, the Company will pay Executive a taxable lump sum equal to the portion of the monthly cost of Executive’s group health plan coverage, as in effect on the Separation Date, that is subsidized by the Company for similarly situated active employees as of the Separation Date multiplied by twelve (12). The COBRA equivalent payment shall be made in a lump sum within sixty (60) days following the Separation Date.

(c) Prorated Target Bonus. Executive will be paid an amount equal to the target bonus prorated for time in role in 2025. Such cash severance payment shall be made in a lump sum within sixty (60) days following the Separation Date.

II.4 Termination of Severance Agreement. The Severance Agreement shall terminate with effect from the Separation Date and Executive shall have no further rights or interests thereunder; provided, however, that notwithstanding the foregoing, Section IV (“Restrictive Covenants”) of the Severance Agreement shall survive such termination and remain in full force and effect (and, for clarity, the Date of Termination (as defined in the Severance Agreement) referenced in Section IV (“Restrictive Covenants”) of the Severance Agreement means and refers to the Separation Date).

II.5 Return of Company Property. No later than thirty (30) days following the Separation Date, Executive shall return to the Company all of the following: (i) all keys, files, records (and copies thereof), equipment (including, but not limited to, computer hardware, software and printers, wireless handheld devices, cellular phones and pagers), access or credit cards or devices, Company identification, and any other Company-owned property in Executive’s possession or control, and (ii) all documents, materials and copies thereof, comprising or relating to any Confidential Information (as defined in the Severance Agreement), including all hard copies of the foregoing in Executive’s possession (and Executive shall permanently delete any electronic copies), and Executive shall not make or retain any copy or extract of any of the foregoing.

II.6 No Additional Entitlements. Executive acknowledges and agrees that, except as expressly provided herein, Executive has no further rights or entitlements in connection with Executive’s employment with the Company and its Affiliates and/or the termination of such employment.

SECTION III

GENERAL RELEASE

III.1 General Release. In consideration of, and as a condition to, the Company’s entry into this Agreement and Executive’s receipt of compensation and benefits as contemplated by Section II above and for other good and valuable considerations, Executive is choosing to execute and deliver to the Company the release of claims attached to this Agreement as Exhibit

Exhibit 10.1

A (the “Release”), which Release must be executed and delivered to the Company no later than August 25, 2025 and no earlier than the Separation Date.

III.2 Executive understands and agrees that Executive’s agreement with the terms and conditions of this Agreement and the Release is signified by Executive’s signature hereto and thereto and is voluntary, deliberate and informed. Executive acknowledges that this Agreement provides consideration of value to Executive beyond what Executive is owed and that Executive was free to consult an attorney before signing this Agreement. Executive agrees to strictly comply with all the terms and conditions of this Agreement. Furthermore, Executive acknowledges that Executive has read and understands this Agreement and that Executive signs this Agreement and the Release voluntarily, with full appreciation that at no time in the future may Executive pursue any of the rights Executive has waived in this Agreement.

SECTION IV

TAX INFORMATION

IV.1 Tax Withholding. The Company shall deduct from payments to be paid to Executive or any beneficiary all federal, state and local withholding and other taxes and charges required to be deducted under applicable law.

IV.2 Section 409A. The intent of the parties is that payments and benefits under this Agreement shall comply with or be exempt from Section 409A, and this Agreement shall be interpreted in accordance with such intentions. Notwithstanding the foregoing, neither the Company or its Affiliates nor their respective directors, officers, employees or advisers shall be held liable for any taxes, interest, penalties or other monetary amounts owed by Executive (or any other individual claiming a benefit through Executive) as a result of this Agreement.

SECTION V

RESTRICTIVE COVENANTS

In consideration of the compensation and benefits described herein and the Company’s commitments hereunder, the Company and Executive agree as follows:

V.1 Cooperation in Legal Proceedings. Executive agrees that, after the Separation Date, upon the request of the Company, Executive shall reasonably cooperate with and assist the Company in undertaking and preparing for legal, regulatory and/or other proceedings, in any case, relating to any affairs of the Company and/or its Affiliates and subsidiaries with respect to which Executive was involved during or gained knowledge of during his employment with the Company.

V.2 Non-Disparagement. During Executive’s employment with the Company and thereafter, Executive shall not make any statement, publicly or privately, that would or would be

Exhibit 10.1

reasonably expected to disparage the Company or its Affiliates or subsidiaries, or any of their respective officers, directors, employees, or agents. The Company agrees that it shall instruct its senior executive officers and directors as of the Separation Date not to make any statement, publicly or privately, that would or would be reasonably expected to disparage Executive. Nothing in this Agreement or otherwise prevents either party from making any truthful statement (a) to the extent required or protected by law or legal process or (b) to a governmental agency or any judicial, arbitral or self-regulatory forum. Nothing herein prevents Executive from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Executive has reason to believe is unlawful.

V.3 Reaffirmation of Restrictive Covenants. The Company and Executive acknowledge and agree that the Restrictive Covenants currently in effect remain and shall remain in full force and effect in accordance with their terms, shall survive the termination of Executive’s employment with the Company and are reasonable and necessary for the protection of the Company’s trade secrets, confidential business information and other legitimate business interests and Executive has received adequate consideration for these covenants, including as set forth in this Agreement.

V.4 Remedies; Injunctive Relief. Executive acknowledges and understands that the Restrictive Covenants and the covenants and restrictions included in this Section V (collectively, the “Covenants”) are of a special and unique nature, the breach of which cannot be adequately compensated for in damages by an action at law, and that any breach or threatened breach of the Covenants would cause the Company and its Affiliates irreparable harm. Accordingly, in the event of a breach or threatened breach by Executive of the Covenants, the Company and its Affiliates shall be entitled to an injunction restraining her from such breach without the need to post bond therefor. Nothing contained in this Section V shall be construed as prohibiting the Company or its Affiliates from pursuing, or limiting the Company’s or its Affiliates’ ability to pursue, any other remedies available for any breach or threatened breach of this Agreement by Executive. The provisions of Section 6.1 below relating to arbitration of disputes shall not be applicable to the Company to the extent it seeks a temporary or permanent injunction in any court to restrain Executive from violating the Covenants.

V.5 Exceptions. Notwithstanding the foregoing or anything herein or in the Severance Agreement to the contrary, nothing contained herein, in the Release or in the Severance Agreement shall prohibit Executive from (a) filing a charge with, reporting possible violations of federal law or regulation to, participating in any investigation by, or cooperating with any governmental agency or entity or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation and/or (b) communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to, any federal, state or local government regulator (including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice) for the purpose of reporting or investigating a suspected violation of law, or from providing such information to Executive’s attorney or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding. Pursuant to 18 U.S.C. Section 1833(b), (i) Executive will not be held criminally or civilly liable under any federal or state trade

Exhibit 10.1

secret law for the disclosure of a trade secret that is made: (A) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (B) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (ii) if Executive pursues a lawsuit for retaliation by the Company or any of its Affiliates for reporting a suspected violation of law, Executive may disclose trade secret to Executive’s attorney and use trade secret information in the court proceeding, if Executive (x) files any document containing trade secrets under seal, and (y) does not disclose trade secrets, except as permitted by court order.
SECTION VI

RESOLUTION OF DISPUTES
VI.1 Arbitration.

(a)Any and all disputes between Executive and the Company (including its directors, officers, employees and agents), however significant, arising out of, relating in any way to or in connection with this Agreement and/or Executive’s employment with or termination of employment from the Company (including the validity, scope and enforceability of this arbitration clause but excluding, at the election of either party, any dispute arising under Section V hereof) shall be solely settled by final and binding arbitration as described in the Business Protection and Arbitration Agreement entered into between Executive and the Company.

VI.2 Waiver of Jury Trial. Executive and the Company hereby waive, to the fullest extent permitted by applicable law, any right either of them may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement.

VI.3 Confidentiality. Executive hereby agrees to keep confidential the existence of, and any information concerning, a dispute described in this Section VI, except that Executive may disclose information concerning such dispute to the court that is considering such dispute or to Executive’s legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute).

SECTION VII

SUCCESSORS

VII.1 In addition to any obligations imposed by law upon any successor to the Company, the Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. The provisions of this Section VII shall continue to apply to each subsequent employer of Executive bound by this Agreement in the event of any merger, consolidation or transfer of all or substantially all of the business or assets of that subsequent employer. This Agreement shall

Exhibit 10.1

inure to the benefit of the Company, such successors and any assigns. The term “the Company” as used herein shall include such successors, and any assigns.

VII.2 This Agreement shall inure to the benefit of and be enforceable by Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

SECTION VIII

NOTICES

VIII.1 For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing (including email, provided, that such email states that it is a notice delivered pursuant to this Section 8.1) and shall be given at the address or email address set forth below (or to such other address or email address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address or email address shall be effective only upon actual receipt). All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day in the place of receipt.

To the Company:

The RealReal, Inc.
55 Francisco Street, Suite 400
San Francisco, CA 94133
Attention: Chief Legal Officer
Email: todd.suko@therealreal.com

To Executive: At Executive’s most recent mailing address in the records of the Company, or at Executive’s personal email address (to be provided to the Company).

SECTION IX

MISCELLANEOUS

IX.1 In the event that Executive breaches any of Executive’s obligations under this Agreement or as otherwise imposed by law, the Company will be entitled to recover all severance and other consideration paid or provided under this Agreement and to obtain all other relief provided by law or equity. Any compensation paid or payable to Executive pursuant to this Agreement which is subject to recovery under any law, government regulation, order or stock exchange listing requirement, or under any policy of the Company in place or as adopted from time to time, will be subject to such deductions and clawback (recovery) as may be required to be made pursuant to such law, government regulation, order, stock exchange listing requirement

Exhibit 10.1

or policy of the Company. Executive specifically authorizes the Company to withhold from future salary or wages any amounts that may become due under this provision if allowed pursuant to applicable law.

IX.2 Nothing contained in this Agreement shall constitute or be treated as an admission by the Company of any liability, wrongdoing, or violation of law.

IX.3 This Agreement embodies the entire agreement of the Company and Executive relating to separation or severance pay and, except as specifically provided herein, no provisions of any employee manual, personnel policies, corporate directives or other agreement or document shall be deemed to modify the terms of this Agreement. No amendment or modification of this Agreement shall be valid or binding upon Executive or the Company unless made in writing and signed by the Company and Executive. This Agreement supersedes all prior understandings and agreements addressing severance or separation pay to which Executive and the Company or an Affiliate are or were parties, including any previous change in control agreement, severance plan, offer letter provisions, or other employment agreements.

IX.4 No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

IX.5 No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

IX.6 The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. If a judicial determination is made that any provision of this Agreement constitutes an unreasonable or otherwise unenforceable restriction against Executive, such provision shall be rendered void only to the extent that such judicial determination finds the provision to be unreasonable or otherwise unenforceable with respect to Executive. In this regard, Executive hereby agrees that any judicial authority construing this Agreement shall be empowered to reform any portion of this Agreement and to apply the provisions of this Agreement and to enforce against Executive the remaining portion of such provisions as the judicial authority determines to be reasonable and enforceable pursuant to applicable law. All of the covenants contained in this Agreement shall be construed as an agreement independent of any other provisions in this Agreement, and the existence of any claim or cause of action Executive may have against the Company and/or its Affiliates (other than in connection with a material breach of this Agreement by the Company) shall not constitute a defense to the enforcement by the Company and/or its Affiliates of such covenants.

IX.7 This Agreement shall be construed, administered and governed in all respects under and by the applicable laws of the State of Delaware.

Exhibit 10.1

IX.8 This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by “.pdf’ format or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

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Exhibit 10.1

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

EXECUTIVE

s/Chatelle Lynch
By:      Chatelle Lynch
Date:     August 4, 2025

COMPANY

s/Todd Suko
By:      Todd Suko
Its:      Chief Legal Officer and
Secretary
Date:    August 4, 2025

Exhibit 10.1

EXHIBIT A

GENERAL RELEASE AND WAIVER OF CLAIMS
THIS GENERAL RELEASE OF CLAIMS (this “Release”) is made and entered into pursuant to the Separation Agreement entered into by and between by and between The RealReal, Inc., a Delaware corporation (the “Company”), and Chatelle Lynch (“Executive”), dated August 4, 2025 (the “Separation Agreement”). Any term not otherwise defined herein shall have the meaning ascribed in the Separation Agreement.

1. Release. In consideration for the compensation and benefits described in, and subject to, Section 2.3 of the Separation Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Executive does hereby release and forever discharge the “Releasees” hereunder, consisting of the Company and its subsidiaries, affiliates, successors, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which Executive now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof. The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination of employment of Executive by the Releasees, or any of them; any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on Releasees’ right to terminate the employment of Executive; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Civil Rights Act of 1871, the Age Discrimination In Employment Act (“ADEA”), the Americans With Disabilities Act, COBRA, the False Claims Act, the Family and Medical Leave Act of 1993, the Fair Credit Reporting Act, the Employee Retirement Income Security Act, the Equal Pay Act of 1963, the Genetic Information Non-Discrimination Act, the Immigration Reform and Control Act of 1986, the Occupational Safety and Health Act, the Lily Ledbetter Fair Pay Act, the Rehabilitation Act of 1973, the Worker Retraining and Notification Act, the Fair Labor Standards Act, the Sarbanes-Oxley Act, Employment Relations and Collective Bargaining Act, the Texas Labor Code (specifically including the Texas Payday Law, the Texas Anti-Retaliation Act, Chapter 21 of the Texas Labor Code) and other statutes and the common law of the state of Texas or any municipality or locality within the state of Texas, California Fair Employment and Housing Act, California Labor Code, California Constitution, California Family Rights Act, California Consumer Privacy Act, each as amended and/or to the fullest extent permitted under applicable law.

(a)Waiver of California Civil Code Section 1542: This Release is intended to be effective as a general release of and bar to all claims as stated in this Section. Accordingly, the Executive specifically waives all rights under California Civil Code Section 1542, which states, “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR

Exhibit 10.1

RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” The Executive acknowledges that the Executive may later discover claims or facts in addition to or different from those which the Executive now knows or believes to exist with regards to the subject matter of this Release, and which, if known or suspected at the time of executing this Release, may have materially affected its terms. Nevertheless, the Executive waives any and all Claims that might arise as a result of such different or additional claims or facts.

2. Unreleased Claims. Notwithstanding Section 1 above, this Release shall not operate to release any rights or claims of Executive (a) to payment of the compensation and benefits payable under Section 2.3 of the Separation Agreement, which compensation and benefits (among other good and valuable consideration) are provided in exchange for this Release, (b) to any Claims for indemnification arising under any applicable indemnification obligation of the Company, (c) to any Claims which cannot be waived by an employee under applicable law, (d) to any Claims Executive may have solely in Executive’s capacity as a equityholder of the Company, (e) to accrued or vested benefits under any applicable Company employee benefit plan (within the meaning of Section 3(3) of the Employment Retirement Income Security Act), (f) to Executive’s right to file a charge with the Equal Employment Opportunity Commission (or similar state agency) or participate in any investigation conducted by the Equal Employment Opportunity Commission (or similar state agency), provided that Executive does not seek or accept any individual recovery arising from such charge, or (g) to any Claims arising after the date of this Release. Nothing in this Release prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law.

Notwithstanding anything herein to the contrary, this Release does not include any claim under applicable workers’ compensation or unemployment compensation statutes or any other claim, rights, or benefits which, as a matter of law, cannot be released by private agreement. This Release does not limit or restrict Executive’s right under the ADEA to challenge the validity of this Agreement. This Agreement is not intended to affect the rights and responsibilities of government agencies such as the Equal Employment Opportunity Commission, National Labor Relations Board, Securities and Exchange Commission, or similar state or local agency, to enforce the laws within their jurisdiction. This Agreement does not limit or restrict Executive’s specific non-waivable rights to file a charge or participate in investigations or proceedings conducted by certain government agencies (including the Equal Employment Opportunity Commission and National Labor Relations Board), although Employee agrees to waive any right to monetary relief, damages, or other benefits or remedies of any sort whatsoever arising therefrom, with the exception of any right to receive an award for information provided to the Securities and Exchange Commission.

Exhibit 10.1

3. Knowing and Voluntary ADEA; OWBPA Disclosure and Waiver; Consideration Period. In accordance with the Older Workers Benefit Protection Act of 1990, Executive is hereby advised as follows:

(a)Executive is hereby advised that Executive has the right to and should consult with an attorney before signing this Release;

(b)Executive was provided at least twenty-one (21) days to consider this Release before signing it. If Executive signs this Release prior to the expiration of the twenty-one (21) day period, Executive waives the remainder of that period. Executive waives the restarting of the twenty-one (21) day period in the event of any modification of the Release, whether or not material; and

(c)Executive has seven (7) days after signing this Release to revoke this Release, and this Release will become effective upon the expiration of that revocation period.
If Executive wishes to revoke this Release, Executive must deliver written notice (which may be by email), stating Executive’s intent to revoke to Todd Suko, the Company’s Chief Legal Officer, at todd.suko@therealreal.com, on or before 11:59 p.m. (PT) on the seventh (7th) day after the date on which Executive signs this Release. This Release will become effective at 12:01 a.m. (PT) on the eighth (8th) day after the date on which Executive signs this Release. Executive acknowledges that if Executive revokes this Release, Executive will not receive the compensation and benefits in Section 2.3 of the Separation Agreement.

4. No Assignment or Transfer. Executive represents and warrants that there has been no assignment or other transfer of any interest in any Claim released hereunder which Executive may have against Releasees, or any of them, and Executive agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against Executive under this indemnity.

5. Attorneys’ Fees. Executive agrees that if Executive hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then Executive agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim. Notwithstanding the foregoing, the foregoing sentence shall not apply to the extent such attorneys’ fees are attributable Executive’s good faith challenge to or a request for declaratory relief with respect to the validity of the waiver herein under the ADEA.

6. No Admission of Liability. Executive further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to Executive.

Exhibit 10.1

7. Covenants. Executive acknowledges and agrees that Executive is bound by the Covenants (as defined in the Separation Agreement). Executive hereby reaffirms the covenants, terms and conditions set forth in the Covenants, and acknowledges and agrees that the Covenants remain in full force and effect in accordance with their respective terms.

8. Additional Acknowledgements. Executive understands and agrees that Executive’s agreement to the terms and conditions of this Release, as signified by Executive’s signature hereto, is voluntary, deliberate, and informed. Executive acknowledges that this Release provides consideration of value to Executive, beyond consideration that Executive was already entitled to receive, and that Executive was free to consult an attorney before signing this Release. Executive acknowledges and agrees that all wages due have been paid to Executive. Executive agrees to strictly comply with all the terms and conditions of this Release and the Separation Agreement, including (without limitation) the Covenants. Further, Executive acknowledge that Executive has read and understands this Release and that Executive signs this Release voluntarily and after sufficient opportunity to consult with an attorney of her choosing, with full appreciation that at no time in the future may Executive pursue any of the rights Executive has waived in this Release.

9. Breach. In the event that Executive breaches any of Executive’s obligations under this Release or as otherwise imposed by law, the Company will be entitled to recover all severance and other consideration paid or provided under this Release and to obtain all other relief provided by law or equity. Any compensation paid or payable to Executive pursuant to the Separation Agreement and this Release which is subject to recovery under any law, government regulation, order or stock exchange listing requirement, or under any policy of the Company adopted from time to time, will be subject to such deductions and clawback (recovery) as may be required to be made pursuant to such law, government regulation, order, stock exchange listing requirement or policy of the Company. Executive specifically authorizes the Company to withhold from future salary or wages any amounts that may become due under this provision if allowed pursuant to applicable law.

10. No Other Amounts/Benefits Owed. Executive acknowledges and agrees that Executive has been paid for all of Executive’s services with the Company and that Executive has not earned any wages, salary, incentive compensation, bonuses, commissions or similar payments or benefits or any other compensation or amounts that have not already been paid to Executive except as provided for in the Separation Agreement. Executive further agrees that, prior to the execution of this Release, Executive was not entitled to receive any further payments or benefits from the Company, and the only payments and benefits that Executive is entitled to receive from the Company in the future are those specified in the Separation Agreement and this Release.

11. Entire Agreement. This Release, together with the Separation Agreement, represents the final and entire agreement between Executive and the Company with respect to the subject matter hereof and replaces and supersedes all other agreements, negotiations and discussions between the parties hereto and/or their respective counsel with respect to the

Exhibit 10.1

subject matter hereof. Any amendment to this Release must be in writing, signed by duly authorized representatives of the parties, and stating the intent of the parties to amend this Release.

12. Severability. The invalidity or unenforceability of any provision of this Release shall not affect the validity or enforceability of any other provision of this Release, which shall remain in full force and effect. If a judicial determination is made that any provision of this Release constitutes an unreasonable or otherwise unenforceable restriction against Executive, such provision shall be rendered void only to the extent that such judicial determination finds the provision to be unreasonable or otherwise unenforceable with respect to Executive. In this regard, Executive hereby agrees that any judicial authority construing this Release shall be empowered to reform any portion of this Release, and to apply the provisions of this Release and to enforce against Executive the remaining portion of such provisions as the judicial authority determines to be reasonable and enforceable.

13. Counterparts. This Release may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument. This Release shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

14. Governing Law. This Release shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

IN WITNESS WHEREOF, the parties have executed this Release as of date(s) set forth below.

EXECUTIVE

            _______________________
By:      Chatelle Lynch
Date:     August 15, 2025

COMPANY

    _______________________
By:      Todd Suko
Its:      Chief Legal Officer and
Secretary
Date:    August 15, 2025